Exhibit 99.1

L BRANDS COMMENCES EXCHANGE OFFERS

FOR CERTAIN OUTSTANDING SENIOR NOTES DUE 2020, 2021 AND 2022

Columbus, Ohio (May 31, 2018) — L Brands, Inc. (the “Company”) (NYSE: LB) announced today the commencement of offers to eligible holders of the Company’s outstanding senior notes listed in the table below (collectively, the “Outstanding Notes”) to exchange Outstanding Notes for up to (x) $700,000,000 aggregate principal amount (the “New Issue Cap”) of the Company’s new notes due January 2027 (the “New Notes”) and (y) cash (the “Offers”).

The purpose of the Offers is to extend the maturity of the debt obligations associated with the Outstanding Notes.

The Offers are being conducted by the Company upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated May 31, 2018 (the “Confidential Offering Memorandum”).

The following table sets forth the Outstanding Notes that are subject to the Offers:

								Composition of Total Exchange Consideration(1)(2)
CUSIP	Title of Security	Principal Amount Outstanding	Acceptance Priority Level	Series Tender Cap	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (Basis Points)	Early Participation Premium (New Notes)	New Notes Component	Hypothetical Cash Component (3)	Hypothetical Total Exchange Consideration (4)
532716AS6	7.000% Senior Notes due 2020	$400,000,000	1	N/A	1.375% due April 30, 2020	PX5	50	$50.00	$850.00	$174.30	$1,074.30
532716AT4	6.625% Senior Notes due 2021	$1,000,000,000	2	N/A	2.250% due March 31, 2021	PX5	80	$50.00	$850.00	$187.78	$1,087.78
532716AU1	5.625% Senior Notes due 2022	$1,000,000,000	3	$100,000,000	2.000% due February 15, 2022	PX5	190	$50.00	$950.00	$37.73	$1,037.73

(1)	For each $1,000 principal amount of Outstanding Notes validly tendered, not validly withdrawn and accepted by us for exchange.

(2)	The Total Exchange Consideration will be paid in a combination of (a) a principal amount of New Notes (the “New Notes Component”), (b) an amount of cash equal to the cash component (the “Cash Component”) and (c) a principal amount of New Notes equal to the Early Participation Premium (exclusive of accrued interest).

(3)	The value of the hypothetical Cash Component equals the hypothetical Total Exchange Consideration minus the New Notes Component minus the Early Participation Premium. The hypothetical Cash Components shown in the table above are shown for illustrative purposes only. The actual Cash Components will be known on the price determination date when the actual Exchange Consideration and Total Exchange Consideration are determined.

(4)	The hypothetical Total Exchange Consideration for each note is shown for illustrative purposes only. The Total Exchange Consideration will be calculated in accordance with the formula included in the Confidential Offering Memorandum.

VICTORIA’S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230

Upon the terms and subject to the conditions of the Offers set forth in the Confidential Offering Memorandum, the Company is making three separate exchange offers to eligible holders to exchange the Company’s outstanding (1) 7.000% Senior Notes due 2020, (2) 6.625% Senior Notes due 2021 and (3) 5.625% Senior Notes due 2022 for up to (x) $700,000,000 aggregate principal amount of New Notes and (y) cash, provided that no more than $100,000,000 aggregate principal amount of New Notes will be issued in exchange for outstanding 5.625% Senior Notes due 2022.The Outstanding Notes will be accepted for exchange based on the “acceptance priority level” (in numerical priority order) as set forth in the table above and proration as described in the Confidential Offering Memorandum. In addition, all Outstanding Notes that are tendered for exchange in an Offer on or before the early participation date will have priority over Outstanding Notes that are tendered for exchange after the early participation date, regardless of their acceptance priority level. Accordingly, if accepting all Outstanding Notes validly tendered on or before the early participation date would result in us issuing New Notes in excess of the New Issue Cap, the Company will not accept any Outstanding Notes tendered after the early participation date.

L Brands reserves the right to upsize the new issue cap or the 2022 cap at its discretion.

The total exchange consideration for the Outstanding Notes will be based on a fixed-spread pricing formula using the bid-side yield applicable on the applicable Reference U.S. Treasury Security set forth in the table above and the applicable fixed spread set forth in the table above, and will be calculated at 11:00 a.m., New York City time, on June 14, 2018, unless the early participation date (as described below) is extended by more than two full business days, in which case a new date and time may be established with respect to the Offers, and will be paid in a combination of New Notes and cash in an aggregate principal amount determined as set forth in the Confidential Offering Memorandum. The Total Exchange Consideration includes an Early Participation Premium in an amount set forth in the table above payable in principal notes only to eligible holders who validly tender and who do not validly withdraw their Outstanding Notes on or prior to the early participation date of 5:00 p.m., New York City time, on June 13, 2018, subject to any extension by the Company.

The New Notes will mature on January 15, 2027 and will bear interest at a rate per annum equal to the sum of (i) the bid-side yield on the 10-Year Treasury on the price determination date (based on the bid-side price indicated on the Bloomberg reference page PX1 at such date and time) and (ii) 3.750% (375 basis points).

The Offers will expire at 11:59 p.m., New York City time, on June 27, 2018, unless extended by the Company. Tenders of Outstanding Notes in the Offers may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 13, 2018, subject to extension by the Company, but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law.

The Offers are subject to certain conditions, including (i) the condition that, with respect to all the offers on an aggregate basis, we receive valid tenders on or prior to the early participation date that are not validly withdrawn of enough Outstanding Notes so that at least $300,000,000 aggregate principal amount of New Notes will be issued in exchange for Outstanding Notes, (ii) the condition that, on the price determination date, the combination of the yield of the New Notes and the Total Exchange Consideration or Exchange Consideration for the applicable series of Outstanding Notes would result in the New Notes and such Outstanding Notes not being treated as “substantially different” under ASC 470-50 and (iii) with respect to any Outstanding Notes validly tendered and not validly withdrawn pursuant to any offer that will be exchanged on the final settlement date, the condition that we determine that the New Notes to be issued on the final settlement date in such offer will be treated as part of the same issue as the New Notes, if any, issued on the early settlement date for U.S. federal income tax purposes pursuant to specified tests.

VICTORIA’S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230

The New Notes have not been registered under the Securities Act of 1933 (as amended, the “Securities Act”) or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state or foreign securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the offers are being made, and the New Notes are being offered and will be issued, only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), and (2) outside the United States, to persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S under the Securities Act (such holders, the “eligible holders”). Only eligible holders who have completed and returned an eligibility certification (the “eligibility certification”), available from D.F. King & Co., are authorized to receive and review the offering memorandum and to participate in the offers. The Company will enter into a registration rights agreement with respect to the New Notes.

Documents relating to the Offers will only be distributed to holders of the Outstanding Notes that complete and return a letter of eligibility confirming that they are eligible holders. Holders of the Outstanding Notes that desire a copy of the eligibility letter may contact D.F. King & Co., Inc., the information agent for the Offers, by calling toll-free at (212) 269-5550 or toll free at (888) 548-6498 or e-mailing lb@dfking.com. Holders of the Outstanding Notes may also complete and submit a letter of eligibility online at www.dfking.com/lb.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Offers are being made solely pursuant to the Confidential Offering Memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

ABOUT L BRANDS:

L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates approximately 3,070 company-owned specialty stores in the United States, Canada, the United Kingdom, Ireland and Greater China, and its brands are sold in more than 800 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

VICTORIA’S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230

•	general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

VICTORIA’S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. In evaluating those statements, you should specifically consider various factors, including risks and uncertainties discussed in the Confidential Offering Memorandum. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2017 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA’S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230

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